Exhibit 99.1

Innoviz Technologies and Collective Growth Corporation Announce Closing of Business Combination

Business combination provides Innoviz with approximately $371 million in gross proceeds comprised of Collective Growth’s cash in trust and a PIPE led by strategic investors, positioning Innoviz to capitalize on growth catalysts and expand its product roadmap

TEL AVIV, Israel and AUSTIN, Texas, April 5, 2021—Innoviz Technologies, a technology leader of high-performance, solid-state LiDAR sensors and perception software, and Collective Growth Corporation (NASDAQ: CGRO) today announced the completion of their previously announced business combination. The combined company will retain the Innoviz Technologies, Inc. name, and its ordinary shares and warrants are expected to commence trading on Nasdaq under the ticker symbols “INVZ” and “INVZW” on April 6, 2021. The business combination was approved at a special meeting of Collective Growth’s stockholders held on March 31, 2021.

The successful completion of the business combination will allow Innoviz Technologies to meet the booming demand of the auto industry, which has been waiting for the LiDAR technology to mature. Innoviz is engaged in multiple automotive programs with multiple partners across the globe, and is growing.

Innoviz is pleased to announce today, after years of development and rigorous testing, the ramp-up towards high-volume automotive-grade fully automated production of InnovizOne, which will serve the BMW series production, among other customers, and is expected to provide meaningful future revenues. In parallel, the Company will continue the introduction of the new generation LiDAR InnovizTwo to the market, which is expected to result in further significant cost reduction and performance improvements in order to accelerate the adoption of safe mobility in all types of cars. Innoviz will continue to collect data and develop new computer vision features for InnovizAPP – the new Automotive Perception Platform. With these developments, Innoviz will further expand the technology gap in the market and strengthen its leadership position on high-performance, cost effective solid-state LiDAR sensors and perception software for the autonomous driving market and others.

Video to be included with this PR: https://www.youtube.com/watch?v=zsPZHcNlcPI

“This is a pivotal moment for the Innoviz team and a historic one for the industry at large,” said Omer Keilaf, Co-Founder and CEO of Innoviz. “Since its founding, Innoviz’s engineers have pushed the boundaries of LiDAR performance, enabling us to bring a safe, reliable and affordable solution that automakers can adopt at scale. The growing demand from customers in Europe, the U.S., and the Asia Pacific and our growing backlog attest to our significant commitment. Becoming a publicly traded company puts Innoviz on the path to global leadership in the autonomous driving space worldwide, among others.”

Bruce Linton, Chairman and CEO of Collective Growth Corporation, said, “Innoviz outperforms its peers by a wide margin when it comes to high-volume LiDAR production and technological development. We are proud to follow them on their journey as a publicly traded company.”

Transaction Overview

As a result of the Business Combination, Innoviz has received approximately $371 million in gross proceeds comprised of Collective Growth’s $141 million of cash held in trust following public stockholder redemptions and $230 million from an ordinary share PIPE, including strategic investments from Innoviz’s Tier 1 partner Magna International, transaction co-sponsor Antara Capital, the largest investor in the PIPE, Phoenix Insurance and other institutional investors.

Advisors

Goldman Sachs & Co. LLC served as exclusive financial advisor and placement agent to Innoviz in connection with the merger. Latham & Watkins LLP and Meitar | Law Offices served as legal advisors to Innoviz. Akin Gump Strauss Hauer & Field LLP and Faegre Drinker Biddle & Reath LP served as legal advisors to sponsors Antara Capital and Perception Capital, respectively, and Nechama Brin and Michael Yifrah served as financial advisors to Perception Capital. Graubard Miller and Goldfarb Seligman & Co. served as legal advisors to Collective Growth, and Cantor Fitzgerald served as Financial and Capital Markets Advisor to Collective Growth.

About Innoviz Technologies

Innoviz is a leading provider of technology that will put autonomous vehicles on roads, ultimately changing the world and making life better. Innoviz is the only company with LiDAR technology that can “see” better than a human driver, while also meeting the automotive industry’s strict requirements for performance, safety and price. Selected by BMW for its fully electric iX autonomous car program, Innoviz’s technology is expected to be the first to be deployed in consumer vehicles. Innoviz is backed by top-tier strategic partners and investors, including SoftBank Ventures Asia, Samsung, Magna International, Aptiv, Magma Venture Partners, and others. For more information, visit www.innoviz.tech.

Forward Looking Statements

This announcement contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the benefits of the transaction, the services offered by Innoviz and the markets in which it operates, and Innoviz’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this announcement, including but not limited to, the ability to implement business plans, forecasts, and other expectations following the transaction, the ability to identify and realize additional opportunities, and potential changes and developments in the highly competitive LiDAR technology and related industries. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the definitive proxy statement/prospectus filed with the SEC on March 11, 2021 and other documents filed by Innoviz from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Innoviz assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Innoviz gives no assurance that it will achieve its expectations.

Contact Information:

Media@innoviz-tech.com

Investor Contact:

Maya Lustig

Innoviz Technologies

+972 54 677 8100

Maya.lustig@innoviz-tech.com

Cody Slach or Matt Glover

Gateway Investor Relations

(949) 574-3860

Investors@innoviz-tech.com

Wilson Kello

Collective Growth Corporation

info@collectivegrowthcorp.com